UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03  Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2009, First Chester County Corporation (the “Company”), the holding company of First National Bank of Chester County (the “Bank”), entered into a loan agreement (the “Agreement”) with Graystone Tower Bank (“Graystone”) for a non-revolving one year term loan in the principal amount of $4,000,000 at an interest rate of 12% (the “Loan”) in order to refinance certain of its outstanding debt and for general corporate purposes.

In addition to the Agreement, the Loan is evidenced by a promissory note by the Company in favor of Graystone (the “Note”) and a Stock Pledge Agreement (the “SPA”, and, together with the Agreement and the Note, the “Loan Documents”), each dated November 20, 2009, pursuant to which, among other things, the Loan is secured by a first priority security interest in all of the Company’s capital stock of the Bank.

The Agreement contains various covenants, limitations and events of default customary for loans of this type to similar borrowers, including limitations on the Company’s ability to incur indebtedness, subject to limited exceptions. The principal amount of the loan is due and payable upon the earlier of November 20, 2010 or the Company’s completion of a capital raising event resulting in proceeds sufficient to both repay the Loan and enable the Bank to meet the previously disclosed additional capital requirements imposed by the Office of the Comptroller of the Currency. The Loan is prepayable by the Company at any time, subject to a prepayment charge to the Company equal to 3% of the principal balance of the Loan then outstanding if such prepayment is effected on or before March 31, 2010. It is an event of default under the Loan Documents if, prior to the later of the date the Loan has been repaid in full or November 20, 2010, the Company enters into any agreement which would result in a Change in Control, as that term is defined in the Agreement, subject to certain exceptions. Upon such event of default, the Company shall pay to Graystone an additional fee of $400,000.  It is also an event of default if during the term of the Loan the Company or the Bank is unable to certify following the end of each month that it meets any applicable regulatory capital requirements to be considered “well capitalized” and to satisfy any additional requirements imposed by regulators. Upon the occurrence of an event of default, Graystone may declare the Loan immediately due and payable.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Documents. The Agreement, the Note and the SPA are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of November 20, 2009, by and between First Chester County Corporation and Graystone Tower Bank
10.2	Promissory Note, dated as of November 20, 2009, by First Chester County Corporation in favor of Graystone Tower Bank
10.3	Stock Pledge Agreement, dated as of November 20, 2009, by and between First Chester County Corporation and Graystone Tower Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
	Name:	John A. Featherman, III
	Title:	Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Loan Agreement, dated as of November 20, 2009, by and between First Chester County Corporation and Graystone Tower Bank
10.2	Promissory Note, dated as of November 20, 2009, by First Chester County Corporation in favor of Graystone Tower Bank
10.3	Stock Pledge Agreement, dated as of November 20, 2009, by and between First Chester County Corporation and Graystone Tower Bank